Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below, in the “Risk Factors” section of the accompanying prospectus beginning on page 11 thereof and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2013, as amended, together with all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide to invest in shares of our common stock.

Risks Related To the MoGas Transaction

MoGas Pipeline’s natural gas transmission operations are subject to regulation by the FERC.

MoGas Pipeline’s business operations are subject to regulation by the FERC, including the types and terms of services MoGas Pipeline may offer to its customers, construction of new facilities, creation, modification or abandonment of services or facilities, recordkeeping and relationships with affiliated companies. Compliance with these requirements can be costly and burdensome and FERC action in any of these areas could adversely affect MoGas Pipeline’s ability to compete for business, construct new facilities, offer new services or recover the full cost of operating its pipelines. This regulatory oversight can result in longer lead times to develop and complete any future project than competitors that are not subject to the FERC’s regulations. For example, the contemplated transactions described herein under the heading “The MoGas Transaction—Subsequent Arrangements” cannot be completed prior to the receipt of regulatory approval from the FERC. We cannot give any assurance regarding the likely future regulations under which MoGas Pipeline will operate its natural gas transmission business or the effect such regulations could have on MoGas Pipeline’s business, financial condition and results of operations.

Rate regulation could limit MoGas Pipeline’s ability to recover the full cost of operating its pipelines, including a reasonable return.

The rates MoGas Pipeline can charge for its natural gas transmission operations are regulated by the FERC pursuant to the Natural Gas Act of 1938 (“NGA”). Under the NGA, MoGas Pipeline may only charge rates that have been determined to be just and reasonable by the FERC and is prohibited from unduly preferring or unreasonably discriminating against any person with respect to its rates or terms and conditions of service. The FERC establishes both the maximum and minimum rates MoGas Pipeline can charge. The basic elements that the FERC considers are the costs of providing service, the volumes of gas being transported or stored, the rate design, the allocation of costs between services, the capital structure and the rate of return a natural gas company is permitted to earn.

MoGas Pipeline may not be able to recover all of its costs through existing or future rates. Proposed rate increases may be challenged by protest and allowed to go into effect subject to refund. Even if a rate increase is permitted by the FERC to become effective, the rate increase may not be adequate. To the extent MoGas Pipeline’s costs increase in an amount greater than its revenues increase, or there is a lag between MoGas Pipeline’s cost increases and its ability to file for and obtain rate increases, MoGas Pipeline’s operating results would be negatively affected.

MoGas Pipeline’s existing rates may be challenged in a proceeding before FERC. In such a proceeding, the FERC may reduce MoGas Pipeline’s rates if the FERC finds the rates are not just and reasonable or are unduly discriminatory. Any successful challenge against MoGas Pipeline’s rates could have an adverse impact on its future revenues associated with providing transmission services. In addition, future changes to laws, regulations and policies may impair MoGas Pipeline’s ability to recover costs, which could adversely impact its financial condition and results of operations.

MoGas Pipeline could be subject to penalties and fines if it fails to comply with FERC regulations.

Should the FERC find that MoGas Pipeline has failed to comply with all applicable FERC-administered statutes, rules, regulations, and orders, or with the terms of MoGas Pipeline’s tariffs on file with the FERC, MoGas Pipeline could be subject to substantial penalties and fines. Under the Energy Policy Act of 2005 (“EPAct 2005”), the FERC has civil penalty authority under the NGA and Natural Gas Policy Act of 1978 (“NGPA”) to impose penalties for violations of up to $1,000,000 per day for each violation, to revoke existing certificate authority and to order disgorgement of profits associated with any violation.

The revenues of MoGas Pipeline’s business are generated under contracts that are subject to cancellation on an annual basis.

Substantially all of the revenues of MoGas Pipeline’s business are generated under transportation contracts which have an initial term of at least one year and renew automatically on a month-to-month basis, but are subject to cancellation by the customer on 365 days’ notice. If MoGas Pipeline is unable to succeed in replacing any contracts cancelled by local distribution companies (“LDCs”) or other customers that account for a significant portion of its revenues, or in renegotiating such contracts on terms substantially as favorable as the existing contracts, MoGas Pipeline could suffer a material reduction in its revenues, financial results and cash flows. The maintenance or replacement of existing contracts with MoGas Pipeline’s customers at rates sufficient to maintain current or projected revenues and cash flows ultimately depends on a number of factors beyond its control, including competition from other pipelines, the proximity of supplies to the markets, and the price of, and demand for, natural gas. In addition, changes in state regulation of LDCs may cause them to exercise their cancellation rights in order to turn back their capacity when the contracts expire. Recently, two key customer have taken steps to negotiate terms other than those to which they first became subject on November 1 of this year by providing notice of termination to MoGas Pipeline in accordance with the terms of their contracts.

MoGas Pipeline depends on certain key customers for a significant portion of its revenues. The loss of any of these key customers could result in a decline in MoGas Pipeline’s business.

MoGas Pipeline relies on certain key customers for a significant portion of its revenues. Laclede Gas, Ameren Energy and Omega Pipeline Company (an affiliate of the Company) accounted for approximately 48%, 24% and 18%, respectively, of MoGas Pipeline’s contracted revenues for the year ended December 31, 2013. The loss of all or even a portion of the contracted volumes of these or other customers, as a result of competition, creditworthiness, inability to negotiate extensions or replacements of contracts or otherwise, could have a material adverse effect on MoGas Pipeline’s business, financial condition and results of operations, unless it is able to contract for comparable volumes from other customers at favorable rates.

MoGas Pipeline is exposed to the credit risk of its customers and its credit risk management may not be adequate to protect against such risk.

MoGas Pipeline is subject to the risk of loss resulting from nonpayment and/or nonperformance by its customers. MoGas Pipeline’s credit procedures and policies may not be adequate to fully eliminate customer credit risk. If MoGas Pipeline fails to adequately assess the creditworthiness of existing or future customers, unanticipated deterioration in their creditworthiness and any resulting increase in nonpayment and/or nonperformance by them and inability to re-market the resulting capacity could have a material adverse effect on MoGas Pipeline’s business, financial condition and results of operations. MoGas Pipeline may not be able to effectively re-market such capacity during and after insolvency proceedings involving a customer.

MoGas Pipeline’s operations are subject to operational hazards and unforeseen interruptions. If a significant accident or event occurs that results in a business interruption or shutdown for which MoGas Pipeline is not adequately insured, its operations and financial results could be materially adversely affected.

MoGas Pipeline’s operations are subject to many hazards inherent in the transmission of natural gas, including:

•	aging infrastructure, mechanical or other performance problems;

•	damage to pipelines, facilities and related equipment caused by tornadoes, floods, fires and other natural disasters, explosions and acts of terrorism;

•	inadvertent damage from third parties, including from construction, farm and utility equipment;

•	leaks of natural gas and other hydrocarbons or losses of natural gas as a result of the malfunction of equipment or facilities;

•	operator error;

•
environmental hazards, such as natural gas leaks, product and waste spills, pipeline and tank ruptures, and unauthorized discharges of products, wastes and other pollutants into the surface and subsurface environment, resulting in environmental pollution; and

•	explosions.

These risks could result in substantial losses due to personal injury and/or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in curtailment or suspension of MoGas Pipeline’s related operations or services. A natural disaster or other hazard affecting the areas in which MoGas Pipeline operates could have a material adverse effect on MoGas Pipeline’s operations and the financial results of its business.

Pipeline safety integrity programs and repairs may impose significant costs and liabilities on MoGas Pipeline.

The Federal Office of Pipeline Safety within the U.S. Department of Transportation requires pipeline operators to develop integrity management programs to comprehensively evaluate certain areas along their pipelines and to take additional measures to protect pipeline segments located in “high consequence areas” where a leak or rupture could potentially do the most harm. As an operator, MoGas Pipeline is required to:

•	perform ongoing assessments of pipeline integrity;

•	identify and characterize applicable threats to pipeline segments that could impact a high consequence area;

•	improve data collection, integration and analysis;

•	repair and remediate the pipeline as necessary; and

•	implement preventative and mitigating actions.

MoGas Pipeline is required to maintain pipeline integrity testing programs that are intended to assess pipeline integrity. Any repair, remediation, preventative or mitigating actions could require significant capital and operating expenditures. Should MoGas Pipeline fail to comply with the Federal Office of Pipeline Safety’s rules and related regulations and orders, it could be subject to significant penalties and fines, which could have a material adverse effect on MoGas Pipeline’s business, results of operations and financial condition.

Certain of MoGas Pipeline’s services may be subject to fixed-price “negotiated rate” contracts that are not subject to adjustment, even if its cost to perform such services exceeds the revenues received from such contracts.

Under FERC policy, a regulated service provider and a customer may mutually agree to sign a contract for service at a “negotiated rate” which may be above or below the FERC regulated, cost-based recourse rate for that service. These “negotiated rate” contracts are not generally subject to adjustment for increased costs which could be produced by inflation or other factors relating to the specific facilities being used to perform the services. Any shortfall of revenue as result of these “negotiated rate” contracts could decrease MoGas Pipeline’s cash flow.

MoGas Pipeline competes with other pipelines.

The principal elements of competition among pipelines are availability of capacity, rates, terms of service, access to supplies, flexibility and reliability of service. Additionally, FERC’s policies promote competition in natural gas markets by increasing the number of natural gas transmission options available to MoGas Pipeline’s customer base. Any current or future pipeline system or other form of transmission that delivers natural gas into the areas that MoGas Pipeline serves could offer transmission services that are more desirable to shippers than those MoGas Pipeline provides because of price, location, facilities or other factors. Increased competition could reduce the volumes of product MoGas Pipeline transports or, in instances where MoGas Pipeline does not have long-term contracts with fixed rates, could cause MoGas Pipeline to decrease the transmission rates it can charge its customers. Competition could intensify the negative impact of factors that adversely affect the demand for MoGas Pipeline’s services, such as adverse economic conditions, weather, higher fuel costs and taxes or other regulatory actions that increase the cost, or limit the use, of products MoGas Pipeline transports.

The expansion of MoGas Pipeline’s existing assets and construction of new assets is subject to regulatory, environmental, political, legal and economic risks, which could adversely affect MoGas Pipeline’s results of operations and financial condition.

One of the ways MoGas Pipeline may grow its business is through the expansion of its existing assets and construction of additional energy infrastructure assets. The construction of additions or modifications to MoGas Pipeline’s existing pipelines, and the construction of other new energy infrastructure assets, involve numerous regulatory, environmental, political and legal uncertainties beyond MoGas Pipeline’s control and will require the expenditure of significant capital that it would be required to raise. If MoGas Pipeline undertakes these projects they may not be completed on schedule, at the budgeted cost or at all. Moreover, MoGas Pipeline’s revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if MoGas Pipeline expands a new pipeline, the construction may occur over an extended period of time, and MoGas Pipeline will not receive any material increases in revenues until the project is completed. Any new pipelines may not be able to attract enough throughput to achieve MoGas Pipeline’s expected investment return, which could adversely affect its results of operations and financial condition. The construction of new pipelines may also require MoGas Pipeline to obtain new rights-of-way, and it may become more expensive for it to obtain these new rights-of-way or to renew existing rights-of-way. If the cost of renewing or obtaining new rights-of-way increases, MoGas Pipeline’s cash flows could be adversely affected, which also could have a material adverse effect on its results of operation and financial condition.

Compliance, or any failure to comply, with existing or new environmental laws or regulations, or an accidental release of pollutants into the environment, could cause MoGas Pipeline to incur significant costs and liabilities and adversely impact its business.

MoGas Pipeline’s operations are subject to extensive federal, regional, state and local laws and regulations relating to protection of the environment. These laws include, for example, the Clean Air Act (CAA), the Clean Water Act, CERCLA, the Resource Conservation and Recovery Act, OPA, OSHA and analogous state laws. These laws and regulations may restrict or impact MoGas Pipeline’s business activities in many ways, including requiring the acquisition of permits or other approvals to conduct regulated activities, restricting the manner in which it disposes of wastes, requiring remedial action to remove or mitigate contamination, requiring capital expenditures to comply with pollution control requirements, and imposing substantial liabilities for pollution resulting from its operations. Failure to comply with these laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements and the issuance of orders enjoining future operations. The resulting costs, some or all of which MoGas Pipeline may not be able to recover through insurance or increased revenues, could have a material adverse effect on its business, results of operations and financial condition.

MoGas Pipeline’s assets and operations, as well as its customers’ assets and operations, can be affected by weather and other natural phenomena.

MoGas Pipeline’s assets and operations and its customers’ assets and operations can be adversely affected by floods, earthquakes, landslides, tornadoes and other natural phenomena and weather conditions, including extreme or unseasonable temperatures, making it more difficult for MoGas Pipeline to realize the historic rates of return associated with its assets and operations. A significant disruption in MoGas Pipeline’s or its customers’ operations, or a significant liability for which MoGas Pipeline is not fully insured, could have a material adverse effect on MoGas Pipeline’s business, results of operations, and financial condition.

If third-party pipelines and other facilities interconnected to MoGas Pipeline’s pipelines and facilities become unavailable to transport natural gas, MoGas Pipeline’s business and revenues could be adversely affected.

MoGas Pipeline depends upon third-party pipelines and other facilities that provide delivery options to and from its pipelines. For example, its pipelines interconnect, directly or indirectly, with virtually every major interstate pipeline in the eastern portion of the U.S. and a significant number of intrastate pipelines. Because MoGas Pipeline does not own these third-party pipelines or facilities, their continuing operation is not within its control. If these pipeline connections were to become unavailable for current or future volumes of natural gas due to repairs, damage, lack of capacity or any other reason, MoGas Pipeline’s ability to operate efficiently and continue shipping natural gas to end markets could be restricted, thereby reducing its revenues. Any temporary or permanent interruption at any key pipeline interconnect which causes a material reduction in volumes transported on its pipelines could have a material adverse effect on MoGas Pipeline’s business, results of operations and financial condition.

MoGas Pipeline does not own all of the land on which its pipelines are located, which could disrupt MoGas Pipeline’s operations.

MoGas Pipeline does not own all of the land on which its pipelines are located, and MoGas Pipeline is therefore subject to the possibility of more onerous terms and/or increased costs to retain necessary land use rights required to conduct its operations. MoGas Pipeline obtains the rights to construct and operate its pipelines on land owned by third parties and governmental agencies for a specific period of time. In certain instances, MoGas Pipeline’s rights-of-way may be subordinate to that of government agencies, which could result in costs or interruptions to MoGas Pipeline’s service. Restrictions on MoGas Pipeline’s ability to use its rights-of-way, through MoGas Pipeline’s inability to renew right-of-way contracts or otherwise, could have a material adverse effect on its business, results of operations and financial condition.

The lack of availability of natural gas resources may cause customers to seek alternative energy resources, which could materially affect MoGas Pipeline’s revenues, earnings and cash flows.

MoGas Pipeline’s natural gas business is dependent on the continued availability of natural gas production and reserves. Prices for natural gas, regulatory limitations on the development of natural gas supplies or a shift in supply sources could adversely affect development of additional reserves and production that are accessible by MoGas Pipeline’s facilities. Lack of commercial quantities of natural gas available to these assets could cause customers to seek alternative energy resources, thereby reducing their reliance on MoGas Pipeline’s services, which in turn would materially affect its revenues, earnings and cash flows.

MoGas Pipeline is exposed to costs associated with lost and unaccounted for volumes.

A certain amount of natural gas is naturally lost in connection with its transmission across a pipeline system, and under MoGas Pipeline’s contractual arrangements with its customers, MoGas Pipeline is entitled to retain a specified volume of natural gas in order to compensate it for such lost and unaccounted for volumes as well as the natural gas used to run MoGas Pipeline’s compressor stations, which we refer to as fuel usage. The level of fuel usage and lost and unaccounted for volumes on MoGas Pipeline’s transmission system may exceed the natural gas volumes retained from its customers as compensation for fuel usage and lost and unaccounted for volumes pursuant to its contractual agreements. The FERC-approved tariffs of MoGas Pipeline provide for annual filings to adjust the amount of gas retained from customers to eliminate any overages or shortfalls from the prior year. Future exposure to the volatility of natural gas prices as a result of gas imbalances on MoGas Pipeline’s systems could have a material adverse effect on its business, financial condition and results of operations.

A terrorist attack, act of cyber-terrorism or armed conflict could harm MoGas Pipeline’s business.

Terrorist activities, anti-terrorist efforts and other armed conflicts involving the U.S., whether or not targeted at MoGas Pipeline’s assets or the assets of its customers, could adversely affect the U.S. and global economies and could prevent MoGas Pipeline from meeting its financial and other obligations. MoGas Pipeline could experience loss of business, delays or defaults in payments from customers or disruptions of fuel supplies and markets if domestic and global utilities are direct targets or indirect casualties of an act of terror or war. Additionally, MoGas Pipeline relies on financial and operational computer systems to process information critically important for conducting various elements of its business. Any act of cyber-terrorism or other cyber-attack resulting in a failure of MoGas Pipeline’s computer systems, or those of its customers, suppliers or others with whom it does business, could materially disrupt MoGas Pipeline’s ability to operate its businesses and could result in a financial loss and possibly do harm to MoGas Pipeline’s reputation. Accordingly, terrorist activities and the threat of potential terrorist activities (including cyber-terrorism) and any resulting economic downturn could adversely affect MoGas Pipeline’s business, financial condition and results of operations.

Reductions in demand for natural gas and low market prices of commodities adversely affect MoGas Pipeline’s operations and cash flows.

MoGas Pipeline’s regulated business is generally economically stable and not significantly affected in the short term by changing commodity prices. However, MoGas Pipeline’s business can be negatively affected in the long term by sustained downturns in the economy or long-term conservation efforts, which could affect long-term demand and market prices for natural gas. These factors are beyond MoGas Pipeline’s control and could impair its ability to meet long-term goals.

Most of MoGas Pipeline’s revenues are based on regulated tariff rates, which include the recovery of certain fuel costs. However, lower overall economic output would reduce the volume of natural gas transported, resulting in lower earnings and cash flows. Transmission revenues could be affected by long-term economic declines, resulting in the non-renewal of long-term contracts at the time of expiration. Lower demand for natural gas and oil, along with lower prices for natural gas, could result from multiple factors that affect the markets where MoGas Pipeline operates, including:

•	weather conditions, such as abnormally mild winter or summer weather, resulting in lower energy usage for heating or cooling purposes, respectively;

•
reduced supply of and demand for energy commodities, including any decrease in the production of natural gas, could negatively affect MoGas Pipeline’s transmission businesses due to lower throughput; and

•	reduced capacity and transmission service into, or out of, MoGas Pipeline’s markets.